Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
William S. McCalmont 972/753-2314	Douglas Lindsay 972/753-2342
Executive Vice President & CFO	Vice President of Finance
wmccalmont@acecashexpress.com	dlindsay@acecashexpress.com
ACE CASH EXPRESS REPORTS FISCAL 2006 THIRD QUARTER RESULTS
Comparable Store Sales Increase 6.8%
DALLAS (April 27, 2006)-— ACE Cash Express, Inc. (NASDAQ:AACE) announced fiscal third quarter 2006 net income of $9.9 million and diluted earnings per share of $0.68, compared to fiscal third quarter 2005 net income of $9.9 million and diluted earnings per share of $0.71. The current quarter includes the previously disclosed $0.04 after-tax charge related to the termination of the Company’s relationship with H&R Block. During the fiscal third quarter of 2006, ACE’s total revenue increased 16 percent to $91.2 million from $78.5 million in the prior year period, due primarily to a 19 percent increase in check cashing fees, an 18 percent increase in loan fees and interest, and a 33 percent increase in bill payment services.
Comparable store revenues increased 6.8 percent compared to the prior year period. Major contributors to this comparable store revenue increase include:
•	Comparable store loan fees and interest increased 11.0 percent, and in states not impacted by the revised FDIC Guidelines for PayDay Lending, increased by 12.4 percent.

•	Comparable store check fees (non-tax check fees) increased by 4.4 percent.

•	Comparable store tax check fees declined by 2.0 percent. Comparable store tax check fees cashed in company-owned stores declined by 0.3 percent.

Comparable store tax checks fees cashed by self-service machines (SSMs) located in H&R Block locations declined by 9.5 percent. As previously disclosed the SSM business in H&R Block locations has been discontinued.
“Third quarter financial results reflect continued success in offering our customers a full suite of retail financial products in an expanding network of stores. This strategy resulted in strong comparable store sales increases, particularly in our core check cashing business, the short-term consumer loan business and the stored value card business,” said Jay B. Shipowitz, President and Chief Executive Officer.
Among ACE’s accomplishments during the fiscal third quarter 2006 were:
•	The total ACE store network, including franchised stores, had a third quarter record 11.3 million customer visits and processed approximately $3.5 billion in transactions.

•	Comparable store sales increased 6.8 percent compared to the fiscal third quarter of 2005.

•	ACE company-owned stores cashed over 3.4 million non-tax checks, with a face value of approximately $1.4 billion, resulting in check-cashing fees for the quarter of $31.6 million, up 19 percent from $26.5 million in the fiscal third quarter of 2005. Comparable store check cashing fees increased 4.4 percent compared to the prior year period.

•	ACE company-owned stores processed over 519,000 loan transactions, disbursed over $148 million in loan proceeds and generated loan fees and interest of $25.0 million. Comparable store loan fees and interest in company-owned stores increased 11.0 percent over the prior year’s period.

•	ACE introduced the CSO Loan product in Texas on March 1, 2006.

•	ACE company-owned stores processed over 2.2 million bill payment and debit card transactions, producing a revenue increase of 33 percent, to $7.1 million from $5.4 million in the prior year period.

•	ACE company-owned stores sold approximately 89,000 stored value cards in the third quarter of fiscal 2006, an increase of 86 percent over the prior year period.

“Our network grew to 1,557 stores at the end of the fiscal third quarter of 2006, reflecting our long-term disciplined growth strategy of de novo store development complemented by opportunistic acquisitions. During the last 24 months, we have opened 122 ACE Cash Express stores and 63 ACE Cash Advance stores that have not yet contributed meaningfully to our bottom-line. These new stores are meeting our performance expectations and as these stores mature we should begin to see an increasing bottom-line contribution from them over the next several quarters,” commented Mr. Shipowitz.
Results for the Nine Months Ended March 31, 2006
For the first nine months of fiscal 2006, ACE’s total revenue increased 12 percent, to $229.6 million, from $205.2 million in the first nine months of fiscal 2005. Net income decreased 15 percent, to $17.7 million from $20.8 million in the prior year period, resulting in a decline in diluted earnings per share of 15 percent, to $1.26 per diluted share from $1.49 cents per diluted share in the prior year period. Net income for the first nine months of fiscal 2006 includes a net after-tax charge of $0.7 million related to losses from Hurricane Katrina and an after-tax write-off of $0.5 million related to the Company’s decision to discontinue operating SSMs in H&R Block locations. Comparable store sales increased by 4.6 percent during the first nine months of fiscal 2006 compared to the first nine months of fiscal 2005 as a result of continued strength in loan fees and bill payment services.
Amended Bank Facility
During the quarter, ACE amended its existing bank credit facility to extend the maturity date, increase the facility size and improve pricing. Under the amended bank facility the new commitments increase total availability from $200 million to $275 million, including a $200 million working capital facility and a $75 million seasonal facility available during each tax season, and the maturity date is extended from June 30, 2008 to December 31, 2010. The pricing on the facility was also reduced to LIBOR plus 200 basis points from LIBOR plus 225 basis points and can be further reduced to LIBOR plus 175 basis points based upon the company’s leverage ratio.
Store Openings
For the quarter, the Company opened 30 company-owned stores, including 14 ACE Cash Express stores and 16 ACE Cash Advance stores, and acquired 2 stores. ACE franchisees also opened an additional 13 stores during the quarter. ACE ended the quarter with 1,328 company-owned stores, 229 franchised stores and a total network of 1,557 stores.
Update on Hurricane Katrina Impacted Stores
During the fiscal first quarter of 2006 ACE recorded a pre-tax charge of $1.7 million related to losses from Hurricane Katrina. This charge included the write-off of fixed assets and loans receivable. During the fiscal third quarter of 2006 ACE reversed $0.2 million related to better than expected collections of the previously written-off loans and received an initial reimbursement payment from its insurance carrier of $0.2 million related to its claim. At this time, six of the company’s 22 stores in the greater New Orleans market remain closed.
Relationship with H&R Block
Following the end of the quarter, ACE announced that it will not operate self-service machines (SSMs) in H&R Block locations during the 2007 tax season. As a result of this decision, ACE took a one-time pre-tax charge during the fiscal third quarter of 2006 of $848,000 related to the termination of the SSM leases and the early extinguishment of the DZ Bank facility, which was used to finance the SSM business.
During the 2006 tax season, ACE operated 128 SSMs in H&R Block locations. These SSMs generated approximately $3.1 million of revenue for ACE and a pre-tax loss of approximately $275,000 during the quarter, excluding the $848,000 charge included in the fiscal third quarter of 2006.

Fiscal 2006 Business Guidance
The statements in the bullet points below are the Company’s outlook or forecast for the Company’s business for the fourth quarter ending and the fiscal year ending June 30, 2006. These statements are made only as of April 27, 2006 and indicate only the expectations of the Company’s management as of that date. These statements supersede any and all previous statements made by the Company regarding the matters addressed. These statements are “forward-looking statements,” cannot be guaranteed and may prove to be wrong.
•	The Company expects to open 6 to 16 additional ACE Cash Express stores in the fourth quarter for a total of 50 to 60 stores in fiscal 2006.

•	The Company expects to open 10 to 20 additional ACE Cash Advance stores in the fourth quarter for a total of 50 to 60 stores in fiscal 2006.

•	The Company expects to close 4 to 6 additional stores in the fourth quarter for a total of 20 to 22 stores in fiscal 2006.

•	The Company currently estimates franchisees will open a total of approximately 26 to 30 stores in fiscal 2006.

•	The Company expects its fiscal 2006 tax rate to be 39 percent.

•	The Company began expensing stock options in fiscal 2006 and expects to record stock option expense of approximately $1 million.

•	At this time ACE currently offers its customers the following loan products:
•	Short-term consumer loans offered pursuant to state regulation (ACE Loan) in 23 states and the District of Columbia;

•	Short-term consumer loans in Arkansas and Pennsylvania offered by Republic Bank of Kentucky (RBT Loan). ACE expects to cease offering this product on June 30, 2006;

•	Installment loans with a 20-week term in Arkansas and Pennsylvania made by First Bank of Delaware (FBD Loan);

•	CSO Loans in Texas.

About ACE Cash Express
ACE Cash Express, Inc. is a leading retailer of financial services, including check cashing, short-term consumer loans, bill payment and prepaid debit card services, and the largest owner, operator and franchisor of check cashing stores in the United States. As of March 31, 2006, ACE had a network of 1,557 stores in 36 states and the District of Columbia, consisting of 1,328 company-owned stores and 229 franchised stores. ACE focuses on serving consumers, many of whom seek alternatives to traditional banking relationships in order to gain convenient and immediate access to financial services. ACE’s website is found at http://www.acecashexpress.com.
Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.
Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to matters described in ACE’s reports filed with the Securities and Exchange Commission, such as:
•	ACE’s relationships with True Financial, LP, Republic Bank & Trust Company, First Bank of Delaware, Travelers Express and its affiliates, and its bank lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any impact to ACE’s earnings derived from the RBT loans offered by Republic Bank & Trust Company and the FBD loans offered by First Bank of Delaware at ACE’s stores in Pennsylvania and Arkansas from the Federal Deposit Insurance Corporation’s Revised Guidelines for Payday Lending, which took effect on July 1, 2005 and require that such banks develop procedures to ensure that a payday loan is not provided to any customer with payday loans outstanding from any lender for more than 3 months in the previous 12 months;

•	any litigation;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.
ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of its common stock.

ACE CASH EXPRESS, INC. AND SUBSIDIARIES
INTERIM UNAUDITED
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
Revenues	$91,161	$78,464	$229,618	$205,237
Store expenses:
Salaries and benefits	21,743	17,593	56,997	48,147
Occupancy	11,470	9,179	30,893	25,739
Provision for loan losses and doubtful accounts	7,927	6,293	25,548	20,755
Depreciation	2,252	2,744	6,477	6,202
Hurricane Katrina related expenses	(445)	—	1,210	—
Other	12,618	10,542	33,191	29,915

Total store expenses	55,565	46,351	154,316	130,758

Gross margin	35,596	32,113	75,302	74,479

Region expenses	7,007	6,110	19,032	17,135
Headquarters expenses	6,694	5,295	17,101	15,041
Franchise expenses	328	321	907	909
Other depreciation and amortization	1,038	857	2,748	2,242
Loss on early extinguishment of debt	692	—	692	—
Interest expense, net	3,657	2,828	5,703	4,215
Other (income) expense, net	32	256	68	322

Income before income taxes	16,148	16,446	29,051	34,615
Provision for income taxes	6,297	6,578	11,331	13,846

Net income	$9,851	$9,868	$17,720	$20,769

Earnings per share:
Basic	$0.73	$0.72	$1.31	$1.54
Diluted	$0.68	$0.71	$1.26	$1.49

Weighted average number of common shares outstanding:
Basic	13,546	13,620	13,511	13,485
Diluted	14,582	13,952	14,191	13,924
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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	June 30,
	2006	2005
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$157,809	$109,430
Accounts receivable, net	7,236	3,969
Loans receivable, net	21,325	20,787
Prepaid expenses, inventories and other current assets	13,022	13,685

Total Current Assets	199,392	147,871

Noncurrent Assets
Property and equipment, net	44,421	37,657
Covenants not to compete, net	2,095	1,668
Goodwill	133,199	98,702
Other assets	8,239	6,723

Total Assets	$387,346	$292,621

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Revolving advances	$79,900	$43,300
Accounts payable, accrued liabilities and other current liabilities	48,999	36,117
Money orders payable	10,568	4,867

Total Current Liabilities	139,467	84,284

Noncurrent Liabilities
Deferred income tax	2,876	4,302
Deferred revenue	3,648	3,271
Convertible notes payable	19,400	—
Other liabilities	4,558	4,079

Total Liabilities	169,949	95,936

Commitments and Contingencies
Shareholders’ Equity
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 50,000,000 shares authorized, 14,237,168 and 13,912,045 shares issued and 14,025,768 and 13,700,645 shares outstanding, respectively	140	137
Additional paid-in capital	108,564	103,544
Retained earnings	116,556	98,836
Accumulated comprehensive income (loss)	213	(56)
Treasury stock, at cost, 211,400 shares	(2,707)	(2,707)
Unearned compensation — restricted stock	(5,369)	(3,069)

Total Shareholders’ Equity	217,397	196,685

Total Liabilities and Shareholders’ Equity	$387,346	$292,621

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,		Year Ended June 30,
	2006	2005	2006	2005	2005	2004
Company Operating and Statistical Data:
Company-owned stores in operation:
Beginning of period	1,301	1,085	1,142	1,026	1,026	968
Acquired	2	34	120	74	74	34
Opened	30	13	84	51	80	53
Sold	(1)	—	(2)	(3)	(6)	(5)
Closed	(4)	(14)	(16)	(30)	(32)	(24)

End of period	1,328	1,118	1,328	1,118	1,142	1,026
Franchised stores in operation:
Beginning of period	219	216	229	204	204	200
Opened	13	6	26	32	48	32
Acquired by ACE	0	(8)	(5)	(22)	(22)	(13)
Closed/Sold	(3)	(1)	(21)	(1)	(1)	(15)

End of period	229	213	229	213	229	204

Total store network	1,557	1,331	1,557	1,331	1,371	1,230

Percentage increase (decrease) in comparable store revenues from prior period: (1)
Total revenue	6.8%	(0.3%)	4.6%	3.6%	3.1%	5.0%
Check fees including tax check fees	1.8%	(5.2%)	1.4%	(3.6%)	(3.8%)	4.1%
Loan fees and interest	11.0%	8.3%	5.6%	14.4%	12.7%	7.8%
Capital Expenditures: (in thousands)
Purchases of property and equipment, net	$5,730	$4,708	$13,269	$11,760	$18,951	$7,439
Store acquisition costs:
Property and equipment	63	344	1,888	958	958	511
Intangible assets	386	11,850	36,607	18,402	18,429	6,403
Check Cashing Data:
Face amount of checks cashed (in millions)	$1,965	$1,721	$4,543	$4,069	$5,277	$5,103
Face amount of average check	$507	$500	$421	$407	$396	$388
Average fee per check	$13.19	$13.48	$10.54	$10.38	$9.98	$9.91
Fees as a percentage of average check	2.60%	2.70%	2.50%	2.55%	2.52%	2.55%
Number of checks cashed (in thousands)	3,873	3,443	10,785	10,000	13,325	13,151
Check Collections Data: (in thousands except percentages)
Face amount of returned checks	$10,113	$6,990	$28,088	$19,839	$26,914	$21,705
Collections	8,521	5,427	23,289	14,759	20,951	13,947

Net write-offs	$1,592	$1,563	$4,799	$5,080	$5,963	$7,758

Collections as a percentage of returned checks	84.3%	77.6%	82.9%	74.4%	77.8%	64.3%
Net write-offs as a percentage of revenues	1.7%	2.0%	2.1%	2.5%	2.2%	3.1%
Net write-offs as a percentage of the face amount of checks cashed	0.08%	0.09%	0.11%	0.12%	0.11%	0.15%
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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA
(unaudited)
(in thousands, except averages and percents)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,		Year Ended June 30,
	2006	2005	2006	2005	2005	2004
Combined Short-Term Consumer Loans Operating Data:
Volume — new loans and refinances	$148,510	$139,427	$487,099	$466,329	$624,257	$527,723
Average advance	$343	$295	$310	$290	$290	$278
Average finance charge	$49.22	$46.43	$46.55	$45.75	$45.87	$43.71
Number of loan transactions — new loans & refinances	452	470	1,548	1,604	2,139	1,909
Matured loan volume	$166,668	$145,721	$519,007	$463,743	$613,380	$516,741
Loan fees and interest	$24,962	$21,201	$76,687	$68,938	$91,793	$77,029
Loan loss provision	$7,882	$6,247	$25,413	$20,651	$26,941	$24,280
Gross margin on loans	68.4%	70.5%	66.9%	70.0%	70.7%	68.5%
Loan loss provision as a percent of matured loan volume	4.7%	4.3%	4.9%	4.5%	4.4%	4.7%

Loans Processed for Republic Bank: (2)
Volume — new loans	$11,742	$38,985	$66,781	$138,393	$184,646	$159,692
Average advance	$316	$323	$312	$319	$319	$296
Average finance charge	$55.70	$56.94	$55.09	$56.30	$56.30	$52.11
Number of loan transactions	37	121	214	434	578	541
Matured loan volume	$15,675	$40,850	$72,838	$137,355	$181,153	$157,018
Loan fees and interest	$2,049	$6,130	$10,529	$20,988	$27,880	$24,036
Provision for loan losses payable to Republic Bank	$1,766	$2,085	$5,102	$6,645	$8,686	$7,390

Loans Processed for First Bank of Delaware: (3)
Volume — new loans (4)	$4,936	—	$19,938	—	—	—
Average advance	$352	—	$347	—	—	—
Average finance charge (5)	$34.96	—	$34.41	—	—	—
Number of loan transactions (6)	14	—	57	—	—	—
Matured loan volume (7)	$25,204	—	$62,088	—	—	—
Loan fees and interest	$3,426	—	$8,823	—	—	—
Provision for loan losses payable to First Bank of Delaware	$848	—	$2,762	—	—	—

Credit Services Organization Loans (CSO): (8)
Volume — new loans	$10,345	—	$10,345	—	—	—
Average advance	$406	—	$406	—	—	—
Average finance charge	$82.71	—	$82.71	—	—	—
Number of loan transactions	25	—	25	—	—	—
Matured loan volume	$2,022	—	$2,022	—	—	—
Loan fees and interest	$1,491	—	$1,491	—	—	—
Loan loss provision	$87	—	$87	—	—	—

ACE Loans:
Volume — new loans and refinances	$121,487	$100,441	$390,035	$327,935	$439,610	$368,031
Average advance	$341	$283	$306	$276	$277	$269
Average finance charge	$46.99	$41.95	$44.78	$40.98	$41.17	$39.40
Number of loan transactions — new loans and refinances	374	349	1,252	1,170	1,561	1,368
Matured loan volume	$123,767	$104,871	$382,058	$326,388	$432,227	$359,723
Loan fees and interest	$17,996	$15,071	$55,844	$47,950	$63,913	$52,993
Loan loss provision	$5,181	$4,162	$17,462	$14,006	$18,255	$16,890

ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA
(unaudited)
(in thousands, except averages and percents)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,		Year Ended June 30,
	2006	2005	2006	2005	2005	2004
ACE Loans Balance Sheet Data:
Gross loans receivable	$34,315	$28,577	$34,315	$28,577	$31,790	$27,663
Less: Allowance for losses	12,990	12,073	12,990	12,073	11,003	10,616

Loans receivable, net of allowance	$21,325	$16,504	$21,325	$16,504	$20,787	$17,047

Allowance for losses on loans receivable:
Beginning of period	$14,406	$12,961	$11,003	$10,616	$10,616	$8,734
Provision for loan losses	5,181	4,162	17,462	14,006	18,255	16,890
Charge-offs	(6,597)	(5,639)	(15,555)	(14,266)	(18,996)	(15,295)
Recoveries	—	589	80	1,717 (9)	1,128	287

End of period	$12,990	$12,073	$12,990	$12,073	$11,003	$10,616

Allowance as a percent of gross loans receivable	37.9%	42.2%	37.9%	42.2%	34.6%	38.3%

(1)	Calculated based on changes in revenue for all company-owned stores open in both periods and open for at least 13 months.

(2)	Republic Bank loans are short-term consumer loans made by Republic Bank & Trust Company at our company-owned stores in Arkansas, Pennsylvania and Texas since January 1, 2003. Effective March 1, 2006, we discontinued offering Republic Bank loans in Texas.

(3)	First Bank of Delaware loans are 20-week installment loans made by First Bank of Delaware at our company-owned stores in Arkansas, Pennsylvania, and Texas since August 2005. Effective March 1, 2006, we discontinued offering First Bank of Delaware loans in Texas.

(4)	Includes only the loan origination amount for each installment loan.

(5)	The loans processed for First Bank of Delaware are 20-week loans; the average finance charge is presented based upon the 14-day average duration of the ACE loans and the Republic Bank loans.

(6)	Includes the initial 20-week loan transaction only.

(7)	Includes maturing principal amount for each 2-week payment.

(8)	We began offering CSO loans in Texas on March 1, 2006.

(9)	Includes the recovery of $0.9 million from the sale of previously charged-off ACE loans.
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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
REVENUE ANALYSIS
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,		Year Ended June 30,
	2006	2005	2006	2005	2005	2004	2003
Revenues (in thousands):
Check cashing fees	$31,586	$26,487	$93,789	$83,537	$111,284	$108,439	$104,175
Loan fees and interest	24,962	21,201	76,686	68,938	91,793	77,029	70,806
Tax check fees	19,485	18,854	19,851	19,164	20,335	20,755	21,528
Bill payment services	7,142	5,377	18,505	15,011	20,266	16,960	13,507
Money transfer services	3,950	3,002	10,225	8,710	11,868	11,136	10,898
Money order fees	1,844	1,783	5,114	5,209	6,875	6,330	6,960
Franchise revenues	835	763	2,429	2,365	3,180	2,774	2,346
Other fees	1,357	997	3,019	2,303	3,048	3,236	4,069

Total revenue	$91,161	$78,464	$229,618	$205,237	$268,649	$246,659	$234,289

	Three Months Ended		Nine Months Ended
	March 31,		March 31,		Year Ended June 30,
	2006	2005	2006	2005	2005	2004	2003
Percentage of Revenues:
Check cashing fees	34.7%	33.7%	40.9%	40.7%	41.4%	44.0%	44.5%
Loan fees and interest	27.4	27.0	33.4	33.6	34.2	31.2	30.2
Tax check fees	21.4	24.0	8.6	9.3	7.6	8.4	9.2
Bill payment services	7.8	6.9	8.1	7.3	7.5	6.9	5.8
Money transfer services	4.3	3.8	4.4	4.3	4.4	4.5	4.6
Money order fees	2.0	2.3	2.2	2.5	2.6	2.6	3.0
Franchise revenues	0.9	1.0	1.1	1.2	1.2	1.1	1.0
Other fees	1.5	1.3	1.3	1.1	1.1	1.3	1.7

Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CONFERENCE CALL
April 27, 2006
5 p.m. EST
     An investor conference call will be held today, April 27, 2006 at 5 p.m. EST, regarding the release of ACE Cash Express, Inc.’s fiscal 2006, third quarter earnings. The Company invites you to participate in the conference call by dialing (800) 442-9701. The confirmation code to access the call is 7592978. Jay B. Shipowitz, President and Chief Executive Officer and William S. McCalmont, Executive Vice President and Chief Financial Officer, will present the third quarter review.
     For your convenience, the conference call will be replayed in its entirety beginning at approximately 6 p.m. EST on April 27th through 12 p.m. EST on May 4th. If you wish to listen to a replay of this conference call, dial (800) 642-1687, provide your name and use confirmation number 7592978.
     If you have questions regarding this conference call, please contact Joy Robinson at (972) 753-2305.